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                                                                     Exhibit 4.9

                                   GUARANTEE

     The Guarantors listed below (hereinafter referred to as the "Guarantors," which term includes any successors or assigns under the Indenture, dated the date hereof, among the Guarantors, the Company (defined below) and Firstar Bank, N.A., as trustee (the "Indenture") and any additional Guarantors), have irrevocably and unconditionally guaranteed on a senior secured basis the Guarantee Obligations (as defined in Section 10.8 of the Indenture), which include (i) the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the 11.875% Senior Secured Notes due 2008 (the "Notes") of Mikohn Gaming Corporation, a Nevada corporation (the "Company"), whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, an Excess Cash Flow Offer or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, an Excess Cash Flow Offer, or otherwise.

     The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

     No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Guarantors (or any such successor entity), as such, shall have any liability for any obligations of the Guarantors under this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, except in their capacity as an obligor or Guarantor of the Notes in accordance with the Indenture.

     This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture or until released or legally defeased in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collectibility.

     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     The obligations of each Guarantor under this Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.
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     THE TERMS OF ARTICLE X OF THE INDENTURE ARE INCORPORATED HEREIN BY
REFERENCE.

     Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

     IN WITNESS WHEREOF, each of the Guarantors has caused this instrument to be duly executed.

     Dated: August 22, 2001.


                                        CASINO EXCITEMENT, INC.

                                        By:     _________________________
                                        Name:   _________________________
                                        Title:  _________________________


                                        GAMES OF NEVADA, INC.

                                        By:     _________________________
                                        Name:   _________________________
                                        Title:  _________________________


                                        MGC, INC.

                                        By:     _________________________
                                        Name:   _________________________
                                        Title:  _________________________


                                        MIKOHN INTERNATIONAL, INC.

                                        By:     _________________________
                                        Name:   _________________________
                                        Title:  _________________________


                                        MIKOHN NEVADA
                                        By:     _________________________
                                        Name:   _________________________
                                        Title:  _________________________

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                                        PROGRESSIVE GAMES, INC.

                                        By:     _________________________
                                        Name:   _________________________
                                        Title:  _________________________